Exhibit 99.1

JOHN DEERE CAPITAL CORPORATION OFFICERS' CERTIFICATE PURSUANT TO SECTION 4.10(a) OF THE SALE AND SERVICING AGREEMENT AND SECTION 3(c) OF THE UNDERWRITING AGREEMENTS

      We, Charles G. Dahl and Paul J. Nagel, Vice President and Controller and Assistant Secretary, respectively, of John Deere Capital Corporation, a Delaware corporation (the "Company"), hereby certify for the period from November 8, 2001 to October 31, 2002, that (i) a review has been made under the supervision of each of us of the activities and of the performance of the Company, as Servicer under the Sale and Servicing Agreement dated as of November 1, 2001 among Bankers Trust (Delaware) as Owner Trustee for the John Deere Owner Trust 2001, John Deere Receivables, Inc. and the Company (the "Agreement") and attached as Exhibit A hereto is a year-end statement as of October 31, 2002 and (ii) to the best of the knowledge of each of us, based on such review, the Company has fulfilled in all material respects all its obligations under the Agreement throughout such period.

Dated at Moline, Illinois this 27th day of November 2002.

/s/ Charles G. Dahl

Charles G. Dahl Vice President and Controller

/s/ Paul J. Nagel

Paul J. Nagel Assistant Secretary

John Deere Owner Trust 2001	EXHIBIT A
Fiscal Year Ended 31 October 2002 Statement (Unaudited)	(Page 1 of 2)

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

(1)	Amount of principal being paid or distributed during the Fiscal Year:

	(a)	A-1 Notes:	$281,000,000.00
		per $1,000 original principal amount:	$1,000.00

	(b)	A-2 Notes:	$125,099,782.59
		per $1,000 original principal amount:	$619.31

	(c)	A-3 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(d)	A-4 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(e)	Certificates:	$15,823,845.69
		per $1,000 original principal amount:	$452.94

	(f)	Total:	$421,923,628.28

(2)	Amount of interest being paid or distributed during the Fiscal Year:		$0.00

	(a)	A-1 Notes:	$1,983,685.85
		per $1,000 original principal amount:	$7.06

	(b)	A-2 Notes:	$4,749,278.76
		per $1,000 original principal amount:	$23.51

	(c)	A-3 Notes:	$10,468,675.00
		per $1,000 original principal amount:	$33.23

	(d)	A-4 Notes:	$3,801,092.40
		per $1,000 original principal amount:	$38.54

	(e)	Certificates:	$0.00
		per $1,000 original principal amount:	$0.00

	(f)	Total:	$21,002,732.01

John Deere Owner Trust 2001	EXHIBIT A
Fiscal Year Ended 31 October 2002 Statement (Unaudited)	(Page 2 of 2)

(3)	After giving effect to distributions, Outstanding Principal at end of Fiscal Year:

	(a)	(i)	outstanding principal amount of A-1 Notes:	$0.00
		(ii)	A-1 Note Pool Factor:	$0.00

	(b)	(i)	outstanding principal amount of A-2 Notes:	$76,900,217.41
		(ii)	A-2 Note Pool Factor:	$0.38

	(c)	(i)	outstanding principal amount of A-3 Notes:	$315,000,000.00
		(ii)	A-3 Note Pool Factor:	$1.00

	(d)	(i)	outstanding principal amount of A-4 Notes:	$98,640,000.00
		(ii)	A-4 Note Pool Factor:	$1.00

	(e)	(i)	Certificate Balance:	$19,111,956.52
		(ii)	Certificate Pool Factor:	$0.55

(4)	Note Value at end of Fiscal Year:			$509,652,173.95

(5)	Pool Balance (excluding accrued interest) at the end of Fiscal Year:			$501,094,923.11

(6)	Amount of Servicing Fee paid during Fiscal Year:			$7,714,644.21
		per $1,000 original principal amount:		$8.28

(7)	Amount of Administration Fee paid during Fiscal Year:			$1,300.00

(8)	Aggregate Purchase Amounts for Fiscal Year:			$0.00

(9)	Amount in Reserve Account at end of Fiscal Year:			$16,302,577.00
		Specified Reserve Account Balance at end of Fiscal Year:		$16,302,577.00

(10)	Aggregate amount of Realized Losses at end of Fiscal Year:			$299,141.33

(11)	Amount of Payments that are more than 60 days past due at end of Fiscal Year:			$1,898,080.00

Note: The above amounts reflect the payment for the October 2002 collection period.